As filed with the Securities and Exchange Commission on July 30, 2001
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                               INTERNET VIP, INC.

Delaware                                                    11-3500919
--------                                              --------------------------
(State or other jurisdiction                           (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

               (Exact name of registrant as specified in charter)

                        1155 University Street, Suite 602
                            Montreal, Canada H3B 3A7
          (Address of principal executive offices, including zip code)
                       ----------------------------------
                            Consulting Agreement with
                        Michael Tuszynski and John Delisa
                            (Full Title of the Plan)
                       ----------------------------------
                        1155 University Street, Suite 602
                            Montreal, Canada H3B 3A7
                                 (514) 448-4847
            (Name, Address and telephone number of Agent for Service)
                       ----------------------------------
                                    Copy to:
                             Irving Rothstein, Esq.
                          Heller, Horowitz & Feit, P.C.
                               292 Madison Avenue
                            New York, New York 10017

   --------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

Title of Securities to be         Amount to be        Proposed Maximum offering   Proposed Maximum
Registered                        Registered          Price per Share(1)          Aggregate Price (1)   Amount of Registration Fee
----------                        ----------          -------------------------   -------------------   --------------------------
Common Stock, $0.001 par value    2,400,000           $ 0.24                       $576,000             $174.55
  ----------------------------------------------------------------------------


         (1) Estimated solely for the purpose of calculating the registration fee. Proposed maximum price is estimated based upon the closing sale price of the Company's Common Stock within the last five days.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Certain Documents By Reference

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2001 and Quarterly Report on Form 10-QSB for the fiscal quarter ended May 31, 2001.

         (b) The Company's Current Report on Form 8-K dated July 3, 2001.

         (c) The description of the Common Stock is herein incorporated by reference to the Company's Registration Statement on Form 10-SB, initially filed on August 5, 1999.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the law firm of Heller, Horowitz & Feit, P.C., New York, New York.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's Certificate of Incorporation contains provisions relating to the indemnification of director and officers and the

Company's By-Laws extends such indemnities to the full extent permitted by Delaware law.

         The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such persons.

Item 7.  Exemption from Registration Claimed

         The securities to be reoffered and resold pursuant to this Registration Statement were issued in a non-public transaction to one person and was exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 8.  Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         4.1      Consulting Agreement with Michael Tuszynski and John Delisa.

         5.       Opinion of Counsel.

         24.1     Consent of Counsel (included in Exhibit No. 5).

         24.2     Consent of Mark Cohen, CPA.

Item 9.  Undertakings

         The undersigned small business issuer hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the

"Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal and Province of Quebec on the 27th day of July 2001.

                                        INTERNET VIP, INC.


                                     By:/s/Viatcheslav Makarov
                                        Viatcheslav Makarov
                                        Acting CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated:

Name                          Title                   Date


/s/Ilya Gerol
Ilya Gerol                    Chairman                July 27, 2001


/s/Viatcheslav Makarov
Viatcheslav Makarov           Secretary, Treasurer    July 27, 2001
                              and Director
                              (Acting CEO, CFO)